EXHIBIT 11


                            STORAGE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                               COMPUTATION OF EARNINGS PER COMMON SHARE
                               (In thousands, except per share amounts)

                                                      Quarter Ended            Six Months Ended
                                                  ----------------------    ----------------------
                                                   07/01/94     06/25/93     07/01/94     06/25/93
                                                  ----------   ----------   ----------   ----------
PRIMARY (a)
Earnings (loss)
  Income (loss) before cumulative
    effect of accounting change                     $14,363      ($5,281)     ($5,225)     ($1,264)
  Cumulative effect on prior years of change
    in method of accounting for income taxes                                                40,000
                                                  ----------   ----------   ----------   ----------
  Net income (loss)                                  14,363       (5,281)      (5,225)      38,736
  Preferred stock dividend                            3,019        3,018        6,038        3,767
                                                  ----------   ----------   ----------   ----------
  Income (loss) applicable to common shares         $11,344      ($8,299)    ($11,263)     $34,969
                                                  ==========   ==========   ==========   ==========

Shares
  Weighted average common shares outstanding         43,680       42,738       43,417       42,665
  Dilutive effect of outstanding options
    and warrants (as determined under
    the treasury stock method)                          649                                    778
                                                  ----------   ----------   ----------   ----------
  Weighted average common shares
    and equivalents                                  44,329       42,738       43,417       43,443
                                                  ==========   ==========   ==========   ==========

Earnings (loss) per common share
  Income (loss) before cumulative
    effect of accounting change                       $0.26       ($0.19)      ($0.26)      ($0.12)
  Cumulative effect on prior years of change
    in method of accounting for income taxes                                                  0.92
                                                  ----------   ----------   ----------   ----------
                                                      $0.26       ($0.19)      ($0.26)       $0.80
                                                  ==========   ==========   ==========   ==========





                                                      Quarter Ended            Six Months Ended
                                                  ----------------------    ----------------------
                                                   07/01/94     06/25/93     07/01/94     06/25/93
                                                  ----------   ----------   ----------   ----------
FULLY DILUTED (b)
Earnings (loss)
  Income (loss) before cumulative
    effect of accounting change                     $14,363      ($5,281)     ($5,225)     ($1,264)
  Adjustment for interest and amortization
    of debt issue costs on 8% Convertible
    Debentures, net of estimated tax effects          2,568        2,578        5,137        5,157
                                                  ----------   ----------   ----------   ----------
  Income (loss) before cumulative effect
    of accounting change, as adjusted                16,931       (2,703)         (88)       3,893
  Cumulative effect on prior years of change
    in method of accounting for income taxes                                                40,000
                                                  ----------   ----------   ----------   ----------
  Net income (loss), as adjusted                    $16,931      ($2,703)        ($88)     $43,893
                                                  ==========   ==========   ==========   ==========

Shares
  Weighted average common shares outstanding         43,680       42,738       43,417       42,665
  Dilutive effect of outstanding options
    and warrants (as determined under
    the treasury stock method)                          815        1,014          920        1,027
  Adjustment for shares issuable upon assumed
    conversion of $3.50 Convertible
    Exchangeable Preferred Stock                      7,340        7,340        7,340        4,598
  Adjustment for shares issuable upon assumed
    conversion of 8% Convertible Debentures           4,132        4,132        4,132        4,132
                                                  ----------   ----------   ----------   ----------
  Weighted average common shares
    and equivalents, as adjusted                     55,967       55,224       55,809       52,422
                                                  ==========   ==========   ==========   ==========

Earnings (loss) per common share
  Income (loss) before cumulative
    effect of accounting change                       $0.30       ($0.05)       $0.00        $0.07
  Cumulative effect on prior years of change
    in method of accounting for income taxes                                                  0.77
                                                  ----------   ----------   ----------   ----------
                                                      $0.30       ($0.05)       $0.00        $0.84
                                                  ==========   ==========   ==========   ==========

(a) These figures agree with the related amounts in the Consolidated Statement of Operations.
(b) This calculation is submitted in accordance with Regulation S-K, Item 601(b)(11) although it is contary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.


